 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2015

Novamex Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54035	20-4952339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1610 Woodstead Court, Suite 330 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(844) 266-8263

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2015, Novamex Energy Inc. (the "Company") received notice from OTC Markets Group that the Company's common stock would be moved from the OTCQB to the OTC Pink on September 15, 2015, as a result of the Company's failure to timely file its Form 10-Q for the second quarter of fiscal 2015. The notice stated that the Company may contact OTC Markets Group to discuss moving its common stock back to the OTCQB after it cures this non-compliance matter. At this time, the Company has not decided whether it will reapply for its common stock to trade on the OTCQB.

The information in Item 8.01 of this Current Report on Form 8-K ("Current Report") is being furnished and shall not be deemed "filed" for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such Section. The information in this Current Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Novamex Energy Inc.

Date: September 22, 2015	By:	/s/ Jackson Payne
Jackson Payne
President, Chief Executive Officer, Chief Financial Officer (interim), and Treasurer (interim)